Exhibit 99.1

Mirum Pharmaceuticals Reports First Quarter 2023 Financial Results and Provides Business Update

- $31.6 million total revenue, including net product sales for LIVMARLI® (maralixibat) oral solution of $29.1 million, for first quarter 2023
- Conference call to provide business updates today, May 4 at 1:30 p.m. PT/4:30 p.m. ET

FOSTER CITY, Calif.--(BUSINESS WIRE)--May 4, 2023--Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for first quarter 2023 and provided a business update.

“We began 2023 with significant momentum, achieving $29.1 million in net product sales for LIVMARLI,” said Chris Peetz, president and chief executive officer at Mirum. “In addition to the progress of our global LIVMARLI commercial launch, our recent U.S. label expansion for LIVMARLI in Alagille syndrome to include infants three months of age and older, regulatory submissions for LIVMARLI in PFIC in the U.S. and in Europe, and multiple upcoming pipeline milestones are driving our global leadership position in rare liver disease.”

LIVMARLI Alagille syndrome: U.S. business on track for 50% net product sales growth in 2023

  First quarter 2023 net sales grew 167% as compared to first quarter 2022.
  Over 600 Alagille syndrome patients have received LIVMARLI worldwide to date.
  Label expansion approved by U.S. Food and Drug Administration (FDA) to include infants three months of age and older.

LIVMARLI PFIC: Applications under review by global health authorities

  Supplemental New Drug Application (sNDA) accepted by the FDA and assigned Prescription Drug User Fee Act (PDUFA) date of December 13, 2023.
  Application for label expansion for LIVMARLI in PFIC submitted to the European Medicines Agency.

Pipeline: Three data catalysts expected in the second half of 2023

  LIVMARLI in biliary atresia on-track for top-line data in second half of 2023.
  Volixibat in primary sclerosing cholangitis and in primary biliary cholangitis on-track for interim analyses in the second half of 2023.

Corporate & financial: Balance sheet strengthened

  Closed upsized offering of $316.3 million aggregate principal amount of 4.00% convertible senior notes due 2029, including exercise of the initial purchasers’ option in full in April.
  Repurchased 9.75% royalty obligation, removed restricted cash provision on balance sheet.
  Total net product sales of LIVMARLI for the quarter ended March 31, 2023 was $29.1 million compared to $10.9 million for the quarter ended March 31, 2022.
  Total operating expenses were $58.7 million for the quarter ended March 31, 2023 in comparison to $45.6 million for the quarter ended March 31, 2022.
  As of March 31, 2023, Mirum had cash, cash equivalents, restricted cash equivalents, and short-term investments of $232.1 million.

Business Update Conference Call

Mirum will host a conference call today, May 4, 2023, at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:

Conference Call Details:

U.S./Toll-Free:	1 833 470 1428
International:	1 404 975 4839
Passcode:	557272

You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution

LIVMARLI® (maralixibat) oral solution is an orally administered, once-daily, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) 3 months of age and older. LIVMARLI is also approved by the European Commission for the treatment of cholestatic pruritus in patients with ALGS two months and older. It is the only approved medication to treat cholestatic pruritus associated with Alagille syndrome. For more information for U.S. residents, please visit LIVMARLI.com.

Mirum has also submitted LIVMARLI for approval in the U.S. (in cholestatic pruritus in PFIC patients three months of age and older) and in Europe (in PFIC for patients two months of age and older).

LIVMARLI is currently being evaluated in late-stage clinical studies in other rare cholestatic liver diseases including biliary atresia. LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS, PFIC and biliary atresia. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.

IMPORTANT SAFETY INFORMATION

LIVMARLI can cause side effects, including:

Changes in liver tests. Changes in certain liver tests are common in patients with Alagille syndrome and can worsen during treatment with LIVMARLI. These changes may be a sign of liver injury and can be serious. Your healthcare provider should do blood tests before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen) or loss of appetite.

Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea, stomach pain, and vomiting during treatment. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.

A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat. FSV deficiency is common in patients with Alagille syndrome but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment.

Other common side effects reported during treatment were bone fractures and gastrointestinal bleeding.

US Prescribing Information
EU SmPC

About Volixibat

Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the apical sodium dependent bile acid transporter (ASBT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of ASBT, thereby reducing bile acids systemically and in the liver. Phase 1 and Phase 2 studies of volixibat demonstrated on-target fecal bile acid excretion, a pharmacodynamic marker of ASBT inhibition, in addition to decreases in LDL cholesterol and increases in 7αC4 which are markers of bile acid synthesis. Volixibat has been evaluated in more than 400 individuals across multiple clinical trials. The most common adverse events reported were mild to moderate gastrointestinal events observed in the volixibat groups.

Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (VISTAS study), and primary biliary cholangitis (VANTAGE study).

About Mirum Pharmaceuticals, Inc.

Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare liver diseases. Mirum’s approved medication is LIVMARLI® (maralixibat) oral solution which is approved in the U.S. for the treatment of cholestatic pruritus in patients with Alagille syndrome three months of age and older, and in Europe for the same indication in patients two months of age and older.

Mirum’s late-stage pipeline includes two investigational treatments for debilitating liver diseases affecting children and adults. LIVMARLI, an oral ileal bile acid transporter (IBAT) inhibitor, is currently being evaluated in clinical trials for pediatric liver diseases and includes the EMBARK Phase 2b clinical trial for patients with biliary atresia. In addition, Mirum has an expanded access program open across multiple countries for eligible patients with ALGS and PFIC.

Mirum’s second investigational treatment, volixibat, an oral IBAT inhibitor, is being evaluated in two potentially registrational studies including the VISTAS Phase 2b clinical trial for adults with primary sclerosing cholangitis and the VANTAGE Phase 2b clinical trial for adults with primary biliary cholangitis.

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Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things continued commercial success for LIVMARLI, including growth in year over year net product sales, LIVMARLI label expansion in the U.S. and Europe, the results, conduct and progress of Mirum’s ongoing and planned studies for its product candidates, including the receipt and timing of planned data readouts, the delivery of LIVMARLI to more patients, and the regulatory approval path for its product candidates globally. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “forward,” “planned,” “potential”, “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, adverse macroeconomic and geopolitical developments, and the other risks described in Mirum’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2023	March 31, 2022

Revenue:
Product sales, net	$29,098	$10,892
License revenue	2,500	2,000
Total revenue	31,598	12,892
Operating expenses:
Cost of sales	$4,979	$2,424
Research and development	23,548	24,088
Selling, general and administrative	30,219	19,116
Total operating expenses (1)	58,746	45,628
Loss from operations	(27,148)	(32,736)
Other income (expense):
Interest income	2,272	69
Interest expense	(4,242)	(3,774)
Other expense, net	(811)	(154)
Net loss before provision for income taxes	(29,929)	(36,595)
Provision for income taxes	201	11
Net loss	$(30,130)	$(36,606)
Net loss per share, basic and diluted	$(0.80)	$(1.17)
Weighted-average shares of common stock outstanding, basic and diluted
	37,675,306	31,296,223

(1) Amounts include stock-based compensation expense as follows:

Research and development	$2,715	$2,585
Selling, general and administrative	5,846	3,976
Total stock-based compensation	$8,561	$6,561

Mirum Pharmaceuticals, Inc.
Selected Condensed Consolidated Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2023	2022
	(Unaudited)

Cash, cash equivalents, restricted cash equivalents and investments	$232,073	$251,719
Working capital	123,491	125,496
Total assets	333,530	352,906
Accumulated deficit	(422,954)	(392,824)
Total stockholders' equity	141,150	142,037

Contacts

Investor Contacts:
Andrew McKibben
ir@mirumpharma.com

Sam Martin
Argot Partners
ir@mirumpharma.com

Media Contact:
Erin Murphy
media@mirumpharma.com